UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018 (August 10, 2018)

WARRIOR MET COAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38061 (Commission File Number)	81-0706839 (I.R.S Employer Identification No.)
16243 Highway 216 Brookwood, Alabama (Address of principal executive offices)		35444 (Zip Code)
Registrant's telephone number, including area code: (205) 554-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Warrior Met Coal, Inc. (the “Company”), the Board unanimously approved the election of Ana B. Amicarella as a director of the Company, effective August 10, 2018. The election of Ms. Amicarella to the Board fills the second of three vacancies created by the resignations of Messrs. Keith W. Luh, Blaine D. MacDougald and Matthew R. Michelini from the Board, effective May 10, 2018. The Board previously approved the election of Trevor Mills as a director of the Company, effective May 10, 2018, filling the first of the three vacancies. Ms. Amicarella will hold office until the Company’s 2019 Annual Meeting of Stockholders and until her successor is duly elected and qualified. Ms. Amicarella was appointed to the Nominating and Corporate Governance Committee and the Audit Committee of the Board.

Ms. Amicarella will receive compensation in accordance with the Company’s standard compensation arrangement for directors who are not affiliated with certain of the Company’s stockholders, which is described under the caption “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2018, as adjusted by the Board from time to time. Additionally, the Company will enter into an indemnification agreement with Ms. Amicarella in connection with her appointment to the Board, which will be in substantially the same form as that entered into with the other non-employee directors of the Company.

There are no arrangements or understandings between Ms. Amicarella and any other person pursuant to which she was selected as a director. Ms. Amicarella does not have a family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Amicarella has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On August 14, 2018, Mr. Michael Addeo submitted his resignation from the Board, effective as of the close of business on such date. Mr. Addeo decided to resign from the Board because he does not anticipate being able to devote sufficient time to serving as a director going forward, and this decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: August 14, 2018	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

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